SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 21, 2005

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Netherlands Antilles	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

153 East 53rd Street, 57th Floor New York, New York 10022-4624

42, rue Saint-Dominique, Paris, France 75007

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (212) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As described under Item 5.02 below, Frank A. Sorgie resigned as Chief Accounting Officer of Schlumberger N.V. (Schlumberger Limited), a Netherlands Antilles corporation (“Schlumberger”), on July 21, 2005. Also on July 21, 2005, Schlumberger and Mr. Sorgie entered into an employment agreement (the “Employment Agreement”) to be effective as of August 1, 2005.

Under the terms of the Employment Agreement, Mr. Sorgie will be employed as a financial advisor to Schlumberger until August 31, 2007. Mr. Sorgie will receive compensation and benefits consisting of: (1) a base salary of $21,667 per month; (2) continued participation in certain of Schlumberger’s pension and profit-sharing plans and employee benefit plans; (3) a pro-rated portion of a performance incentive plan award for January 2005 through July 2005; and (4) a cash payment for his accrued and unused vacation as of July 31, 2005. Mr. Sorgie will retire from Schlumberger on August 31, 2007. In the event Mr. Sorgie’s employment is terminated due to death, disability or for cause, Mr. Sorgie or his beneficiaries, as the case may be, will receive any accrued but unpaid base salary and benefits through the termination date and any other amounts payable under applicable Schlumberger plans or programs. If Schlumberger and Mr. Sorgie mutually agree to terminate the Employment Agreement, Mr. Sorgie will receive his base salary through the termination date, other benefits for which he is eligible under applicable Schlumberger plans or programs and a lump sum payment equal to $541,675 multiplied by the number of months remaining under the term of the Employment Agreement divided by 25.

A copy of the Employment Agreement has been included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 21, 2005, Frank A. Sorgie resigned as Chief Accounting Officer of Schlumberger. Mr. Sorgie’s resignation was not the result of any disagreement with Schlumberger on any matter relating to Schlumberger’s operations, policies or practices.

Also on July 21, 2005, Schlumberger’s Board of Directors elected Howard Guild as Chief Accounting Officer. Mr. Guild, 34, joined Schlumberger in October 2004 as Director of Financial Reporting. From July 2001 until October 2004, he was employed as a Senior Manager at PricewaterhouseCoopers LLP. From July 1998 to July 2001, he served as a Manager at PricewaterhouseCoopers LLP.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Employment Agreement, dated July 21, 2005 and effective as of August 1, 2005, between Schlumberger N.V. (Schlumberger Limited) and Frank A. Sorgie.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V.
(SCHLUMBERGER LIMITED)

By:	/s/ Jean-Marc Perraud
Jean-Marc Perraud
Executive Vice President and
Chief Financial Officer

Date: July 25, 2005